As filed with the U.S. Securities and Exchange Commission on November 28, 2022

Registration No. 333-262292

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 8 TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Erayak Power Solution Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	3621	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

No. 528, 4th Avenue

Binhai Industrial Park

Wenzhou, Zhejiang Province

People’s Republic of China 325025
+86-577-86829999—telephone

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Fang Liu Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 703-919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 8 to Form F-1 (Amendment No. 8) is being filed solely for the purpose of filing Exhibit 23.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 8 does not contain copies of the public offering prospectus or resale prospectus included in the Registration Statement which remains unchanged from the Registration Statement, filed on November 16, 2022. This Amendment No. 8 consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association
4.1	Specimen Certificate for ordinary share
4.2	Form of Representative’s Warrant
5.1	Opinion of Harney Westwood & Riegels regarding the validity of the ordinary share being registered
5.2	Opinion of Ortoli Rosenstadt LLP regarding the validity of the Underwriters’ Warrants being registered
8.1	Opinion of King & Wood Mallesons regarding certain PRC tax matters (included in Exhibit 99.1)
10.1	Employment Agreement between Zhejiang Leiya and Lingyi Kong
10.2	Employment Agreement between Zhejiang Leiya and Lanling Gu
10.3	Employment Agreement between Erayak and Wang-Ngai Mak
10.4	Employment Agreement between Erayak and Jizhou Hou
10.5	Employment Agreement between Erayak and Jing Chen
10.6	Employment Agreement between Erayak and Peiling Cheng
10.7	Promissory Note between Lingyi Kong and Erayak Power Solution Group Inc.
10.8	Promissory Note among Lingyi Kong, Erayak Power Solution Group Inc. and Wenzhou New Focus Technology & Electronic Co., Ltd.
10.9	Form of Loan Agreement between Longwan Rural Commercial Bank and Zhejiang Leiya Electronics Co. Ltd.
10.10	Form of Loan Agreement between China Minsheng Bank Corp. and Zhejiang Leiya Electronics Co. Ltd.
10.11	Form of Loan Agreement between Zhejiang Chouzhou Commercial Bank and Zhejiang Leiya Electronics Co. Ltd.
10.12	Form or Purchase Agreement
10.13	Factory Lease Agreement between Wenzhou Ailefu Furniture Tech Limited Company and Zhejiang Leiya
14.1	Code of Business Conduct and Ethics of the Registrant
21.1	List of Subsidiaries
23.1*	Consent of TPS Thayer
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3	Consent of King & Wood Mallesons (included in Exhibit 99.1)
99.1	Opinion of King & Wood Mallesons
99.2	Audit Committee Charter
99.3	Nominating Committee Charter
99.4	Compensation Committee Charter
99.5	Consent of Jizhou Hou
99.6	Consent of Jing Chen
99.7	Consent of Peiling Cheng
99.8	Consent of Wang-Ngai Mak
107	Filing Fee table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wenzhou, on November 28, 2022.

Erayak Power Solution Group Inc.

By:	/s/ Lingyi Kong
Lingyi Kong
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lingyi Kong	Chief Executive Officer and Chairman of the Board of Director	November 28, 2022
Name: Lingyi Kong	(Principal Executive Officer)

/s/ Lanling Gu	Chief Financial Officer	November 28, 2022
Name: Lanling Gu	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on November 28, 2022.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

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